Exhibit 99

    Nordson Corporation Announces Record Third-Quarter Sales, Net Income And
                  Earnings Per Share; EPS Increases 81 Percent

    WESTLAKE, Ohio, Aug. 25 /PRNewswire-FirstCall/ -- Nordson Corporation (Nasdaq: NDSN) today announced record sales, net income and earnings per share for its third quarter, which ended August 1, 2004. Net income grew to $17.3 million, which nearly doubles the $8.7 million earned in the prior year. Diluted earnings per share were $.47 compared with $.26 for the third quarter of 2003, an increase of 81 percent.
    Worldwide sales for the third quarter reached a record $198 million, a 19 percent increase over sales of $166 million for the same period of 2003. Volume gains were 16 percent, with the remainder of the increase traced to currency effects associated with a weaker U.S. dollar.
    Third-quarter sales volume for the company's advanced technology segment grew 26 percent, the finishing segment increased 14 percent, and the adhesive dispensing segment climbed 13 percent.
    On a geographic basis, third-quarter volume was up 9 percent in the United States, 46 percent in the Americas, 13 percent in Europe, 7 percent in Japan and 40 percent in the Asia-Pacific region.
    Backlog at the end of the third quarter was approximately $115 million, up $48 million from the beginning of the fiscal year calculated at constant exchange rates.
    For the first three quarters of 2004, sales were $565 million, an 18 percent increase over the same period of the prior year. Sales volume increased 12 percent with favorable currency effects accounting for the balance. Earnings per share on a diluted basis were $1.20, also a record, compared with $.65 for the same period last year.
    "The acceleration of business activity in our adhesive and finishing businesses, combined with the continued strength in our advanced technology sectors resulted in double-digit sales growth across all segments in the third quarter. These factors, combined with expanding margins, produced an exceptional bottom-line for the period," said Edward P. Campbell, chairman and chief executive officer. "We are encouraged by this trend and look forward to the fourth quarter being another period of record revenue and excellent bottom-line results," he added.

    Nordson will broadcast its third-quarter conference call on the investor relations page of the company's Web site, www.nordson.com , on Wednesday, August 25, 2004, at 2:00 p.m. EDT. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson's investor relations and shareholder services is available from Barbara Price, manager, shareholder relations, at (440) 414-5344.
    Except for historical information and comparisons contained herein, statements included in this release may constitute "forward-looking statements," as defined by The Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company's filings with the Securities and Exchange Commission that could cause actual results to differ.

    Nordson Corporation, now in its 50th year of operation, is the world's leading producer of precision dispensing equipment used to apply adhesives, sealants and coatings to a broad range of consumer and industrial products during manufacturing operations, helping customers meet quality, productivity and environmental targets. The company also manufactures technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson has direct operations in 30 countries and 3,500 employees worldwide.
    A summary of sales, income and earnings is presented in the attached tables.

     Contact:  Derrick Johnson, Director, Corporate Public Relations
     Phone:    440.414.5639
     E-mail:   djohnson@nordson.com

    THIRD QUARTER PERIOD                        NORDSON CORPORATION
    Period Ending August 1, 2004                FINANCIAL HIGHLIGHTS
                                        (Dollars in thousands except for per-
    (Unaudited)                                    share amounts)
    CONSOLIDATED STATEMENT OF INCOME
                                         Third Quarter        Year-to-Date
                                         2004      2003      2004      2003
    Net Sales                          $197,949  $166,272  $565,191  $478,274
    Cost of sales                        85,835    74,749   247,578   214,397
    Selling & administrative expenses    83,261    73,727   242,493   217,899
    Severance and restructuring costs         -       157         -     1,625
    Operating profit                     28,853    17,639    75,120    44,353
    Interest expense - net               (3,434)   (4,321)  (10,657)  (13,072)
    Other income - net                      363      (265)      628     1,292
    Income before income taxes           25,782    13,053    65,091    32,573
    Income taxes                          8,508     4,308    21,480    10,749
    Net income                          $17,274    $8,745   $43,611   $21,824
    Return on sales                          9%        5%        8%        5%
    Return on average shareholders'
     equity                                 19%       12%       17%       11%
    Average common shares outstanding
     (000's)                             35,861    33,702    35,267    33,651
    Average common shares and
     common share equivalents (000's)    37,049    33,867    36,385    33,809
    Per share:
    Basic earnings                         $.48      $.26     $1.24      $.65
    Diluted earnings                       $.47      $.26     $1.20      $.65
    Dividends paid                        $.155      $.15     $.465      $.45

    THIRD QUARTER PERIOD                              NORDSON CORPORATION
    Period Ending August 1, 2004                      FINANCIAL HIGHLIGHTS
                                                  (Dollars in thousands except
                                                      for per-share amounts)
    (Unaudited)
    CONSOLIDATED BALANCE SHEET
                                                  August 1,        November 2,
                                                    2004               2003
    Cash and marketable securities                 $31,264            $6,972
    Receivables                                    161,255           151,740
    Inventories                                     91,706            78,557
    Prepaid expenses                                41,491            40,101
      Total current assets                         325,716           277,370
    Property, plant & equipment - net              111,168           115,255
    Other assets                                   370,236           374,181
                                                  $807,120          $766,806
    Notes payable and debt due within one
     year                                          $24,168           $67,324
    Accounts payable and accrued liabilities       154,296           144,338
         Total current liabilities                 178,464           211,662
    Long-term debt                                 159,808           172,619
    Other liabilities                               81,701            82,416
    Total shareholders' equity                     387,147           300,109
                                                  $807,120          $766,806
    Other information:
    Employees                                        3,547             3,483
    Common shares outstanding (000's)               36,273            34,035

    THIRD QUARTER PERIOD                       NORDSON CORPORATION
    Period Ending August 1, 2004               FINANCIAL HIGHLIGHTS
    (Unaudited)                      (Dollars in thousands except for per-
                                                  share amounts)
                                     Third Quarter       % Growth over 2003
    SALES BY BUSINESS SEGMENT      2004        2003      Volume Currency Total
    Adhesive dispensing & nonwoven
     fiber systems                $123,665    $105,961    12.9%   3.8%   16.7%
    Coating & finishing systems     32,227      27,494    13.7%   3.5%   17.2%
    Advanced technology systems     42,057      32,817    26.5%   1.7%   28.2%
    Total sales by business
     segment                      $197,949    $166,272    15.8%   3.3%   19.1%

    OPERATING PROFIT BY              Third Quarter
     BUSINESS SEGMENT             2004            2003
    Adhesive dispensing &
     nonwoven fiber systems      $24,924         $17,598
    Coating & finishing systems     (143)             16
    Advanced technology systems    8,556           4,303
    Corporate                     (4,484)         (4,278)
    Total operating profit by
     business segment            $28,853         $17,639
                                     Third Quarter         % Growth over 2003
    SALES BY GEOGRAPHIC REGION      2004        2003     Volume Currency Total
    United States                  $66,205     $60,901     8.7%    -      8.7%
    Americas                        15,107      10,401    46.0%  -0.8%   45.2%
    Europe                          74,953      62,523    13.4%   6.5%   19.9%
    Japan                           18,601      16,209     7.0%   7.8%   14.8%
    Asia Pacific                    23,083      16,238    40.4%   1.8%   42.2%
    Total Sales by Geographic
     Region                       $197,949    $166,272    15.8%   3.3%   19.1%

    SELECTED SUPPLEMENTAL            Third Quarter
     INFORMATION                  2004            2003
    Depreciation and
     amortization                 $6,358          $7,432
    Capital expenditures          $2,186          $2,228
    Dividends paid                $5,539          $5,050

    THIRD QUARTER PERIOD                  NORDSON CORPORATION
    Period Ending August 1, 2004          FINANCIAL HIGHLIGHTS
    (Unaudited)                      (Dollars in thousands except for
                                            per-share amounts)

                                      Year-to-Date         % Growth over 2003
    SALES BY BUSINESS SEGMENT      2004           2003   Volume Currency Total
    Adhesive dispensing &
         nonwoven fiber systems    $351,563   $303,451     8.6%   7.3%   15.9%
    Coating & finishing systems      90,567     82,826     4.1%   5.2%    9.3%
    Advanced technology systems     123,061     91,997    31.2%   2.6%   33.8%
    Total sales by business
     segment                       $565,191   $478,274    12.1%   6.1%   18.2%

    OPERATING PROFIT BY BUSINESS      Year-to-Date
     SEGMENT                       2004           2003
    Adhesive dispensing &
     nonwoven fiber systems       $64,593        $48,373
    Coating & finishing systems      (440)        (1,102)
    Advanced technology systems    24,448          9,800
    Corporate                     (13,481)       (12,718)
    Total operating profit by
     business segment             $75,120        $44,353
                                     Year-to-Date         % Growth over 2003
    SALES BY GEOGRAPHIC REGION    2004        2003       Volume Currency Total
    United States              $188,551     $178,066      5.9%     -      5.9%
    Americas                     37,439       30,539     19.4%    3.2%   22.6%
    Europe                      214,753      175,969      9.8%   12.2%   22.0%
    Japan                        58,237       51,835      3.1%    9.3%   12.4%
    Asia Pacific                 66,211       41,865     53.9%    4.3%   58.2%
    Total Sales by Geographic
     Region                    $565,191     $478,274     12.1%    6.1%   18.2%

    SELECTED SUPPLEMENTAL             Year-to-Date
     INFORMATION                   2004           2003
    Depreciation and
     amortization                 $20,152        $21,635
    Capital expenditures           $7,059         $4,485
    Dividends paid                $16,341        $15,135

SOURCE  Nordson Corporation
    -0-                             08/25/2004
    /CONTACT: Derrick Johnson, Director, Corporate Public Relations of Nordson Corporation, +1-440-414-5639, or E-mail, djohnson@nordson.com /
    /Web site:  http://www.nordson.com /
    (NDSN)
CO:  Nordson Corporation
ST:  Ohio
IN:  CST MAC
SU:  ERN CCA MAV